National Security Life and Annuity Co.
Binghamton, New York

VARIABLE ANNUITIES NSCORE

Wilshire® Asset Allocation Model Descriptions

Effective July 1, 2008

National Security and Wilshire Funds Management, the investment management business unit of Wilshire Associates, Inc. have teamed up to provide your NScore variable annuity with asset allocation options designed to help balance the level of risk you can tolerate and the equity exposure you need. Asset allocation is the process of diversifying investments across different asset classes, such as domestic equity, international equity and fixed income, to mitigate risk and help meet your long-term investment objectives.

MODEL 1: Conservative

Objective: Preservation of Capital

Total Return Portfolio	33%
Core Plus Fixed Income Portfolio	23%
Real Return Portfolio	14%
Goldman Sachs Growth and Income Fund	8%
High Income Bond Portfolio	8%
Franklin Flex Cap Growth Securities Fund	6%
Lazard Retirement International Equity Portfolio	4%
Global Bond Portfolio	2%
International Growth Equity Portfolio	2%

Domestic Equity	14%
International Equity	6%
Fixed Income	80%

MODEL 2: Moderately Conservative

Objective: Moderate Growth

Total Return Portfolio	27%
Core Plus Fixed Income Portfolio	15%
Real Return Portfolio	10%
Goldman Sachs Growth and Income Fund	7%
Franklin Flex Cap Growth Securities Fund	6%
Lazard Retirement International Equity Portfolio	6%
High Income Bond Portfolio	5%
International Growth Equity Portfolio	5%
Jennison 20/20 Focus Portfolio	4%
AMT Regency Portfolio	3%
Bristol Portfolio	3%
Global Bond Portfolio	3%
Mid Cap Opportunity Portfolio	2%
Royce Small-Cap Portfolio	2%
U.S. Real Estate Portfolio	2%

Domestic Equity	29%
International Equity	11%
Fixed Income	60%

MODEL 3: Balanced

Objective: Steady Growth in Asset Values

Total Return Portfolio	18%
Core Plus Fixed Income Portfolio	10%
Lazard Retirement International Equity Portfolio	10%
Franklin Flex Cap Growth Securities Fund	9%
Goldman Sachs Growth and Income Fund	9%
International Growth Equity Portfolio	9%
Real Return Portfolio	6%
AMT Regency Portfolio	4%
Global Bond Portfolio	4%
Jennison 20/20 Focus Portfolio	4%
Bristol Portfolio	3%
Bryton Growth Portfolio	3%
Mid Cap Opportunity Portfolio	3%
Royce Small-Cap Portfolio	2%
U.S. Real Estate Portfolio	2%
Lazard Retirement Emerging Markets Equity Portfolio	2%
High Income Bond Portfolio	2%

Domestic Equity	39%
International Equity	21%
Fixed Income	40%

MODEL 4: Moderately Aggressive

Objective: Moderately High Growth in Asset Values

Franklin Flex Cap Growth Securities Fund	16%
Goldman Sachs Growth and Income Fund	14%
Lazard Retirement International Equity Portfolio	12%
International Growth Equity Portfolio	11%
Total Return Portfolio	10%
Jennison 20/20 Focus Portfolio	6%
AMT Regency Portfolio	5%
Core Plus Fixed Income Portfolio	4%
Global Bond Portfolio	4%
Bristol Portfolio	3%
Bryton Growth Portfolio	3%
Lazard Retirement Emerging Markets Equity Portfolio	3%
Mid Cap Opportunity Portfolio	3%
Real Return Portfolio	2%
Royce Small-Cap Portfolio	2%
U.S. Real Estate Portfolio	2%

Domestic Equity	54%
International Equity	26%
Fixed Income	20%

MODEL 5: Aggressive

Objective: High Growth in Asset Values

Franklin Flex Cap Growth Securities Fund	18%
Goldman Sachs Growth and Income Fund	16%
Lazard Retirement International Equity Portfolio	14%
International Growth Equity Portfolio	13%
Jennison 20/20 Focus Portfolio	8%
AMT Regency Portfolio	7%
Lazard Retirement Emerging Markets Equity Portfolio	4%
Mid Cap Opportunity Portfolio	4%
Bristol Portfolio	3%
Bryton Growth Portfolio	3%
Royce Small-Cap Portfolio	3%
Total Return Portfolio	3%
Global Bond Portfolio	2%
U.S. Real Estate Portfolio	2%

Domestic Equity	64%
International Equity	31%
Fixed Income	5%

Portfolio Adviser or Subadviser

- Advisers Management Trust Regency Portfolio - ***Neuberger Berman Management Inc.***
- Bristol Portfolio - ***Suffolk Capital Management, LLC*****
- Bryton Growth Portfolio - ***Suffolk Capital Management, LLC*****
- Core Plus Fixed Income Portfolio - ***Van Kampen***[1]
- Franklin Flex Cap Growth Securities Fund - ***Franklin Advisers, Inc.***
- Global Bond Portfolio - ***Pacific Investment Management Company LLC***
- Goldman Sachs Growth and Income Fund - ***Goldman Sachs Asset Management, L.P.***
- High Income Bond Portfolio - ***Federated Investment Management Company*****
- International Growth Equity Portfolio - ***Van Kampen***[1]
- Jennison 20/20 Focus Portfolio - ***Jennison Associates LLC***
- Lazard Retirement Emerging Markets Equity Portfolio - ***Lazard Asset Management LLC***
- Lazard Retirement International Equity Portfolio - ***Lazard Asset Management LLC***
- Mid Cap Opportunity Portfolio - ***RS Investment Management Co LLC*****
- Real Return Portfolio - ***Pacific Investment Management Company LLC***
- Royce Small-Cap Portfolio - ***Royce & Associates, LLC***
- Total Return Portfolio - ***Pacific Investment Management Company LLC***
- U.S. Real Estate Portfolio - ***Van Kampen***[1]

** Subadviser to Ohio National Investments, Inc. for a portfolio of Ohio National Fund, Inc.

NOT A DEPOSIT	NOT FDIC INSURED	NOT GUARANTEED BY ANY BANK
NOT INSURED BY ANY GOVERNMENT AGENCY		MAY LOSE VALUE

SEE IMPORTANT NOTES CONTINUED ON BACK

Information to consider when reviewing the models:

In order to invest in dynamic model portfolios, you must sign Form 7215, an Agreement Form that designates Ohio National Investments, Inc., (ONII) as a limited purpose Registered Investment Adviser only for the purpose of developing the Models and permitting periodic updates.
The Wilshire asset allocation models attempt to create model allocations for the underlying variable portfolios that will provide consistent, risk-adjusted performance. There is no guarantee that these model allocations will produce the desired results. The results will depend upon the ability of the underlying variable portfolios to achieve its investment objective.
There is general market risk when investing in equities. Stock prices can fluctuate over a wide range in the short term or over extended periods of time. These price fluctuations may result from factors affecting individual companies, sectors or the securities market as a whole. There is no guarantee that the stock market or any particular underlying stock will increase in value.
Small-cap portfolios invest primarily in the securities of small- and medium-sized companies. The risks associated with investments in small companies include less experienced management, limited product lines and financial resources, shorter operating histories, less publicly available information, reduced liquidity and increased price volatility.
Real-estate focused portfolios involve risks such as refinancing, economic conditions in the real estate industry, changes in property values, dependency on real estate management, and other risks associated with a portfolio that concentrates its investments in one sector or geographic region.
Investing in securities of foreign companies and governments involves considerations and potential risks not typically associated with investments in domestic corporations and obligations issued by the U.S. government. Funds allocated in an international/global/ emerging markets variable portfolio could be subject to risks associated with changes in currency values, economic, political and social conditions, the regulatory environment of the countries in which the portfolio invests, as well as the difficulties of receiving current and accurate information. The securities markets of many of the emerging markets in which the portfolio may invest are substantially smaller, less developed, less liquid and more volatile than the securities markets of the United States and other more developed countries.
High-yield security portfolios invest primarily in lower rated, or unrated securities. High-risk, high-yield securities are considered to be speculative with respect to the payment of interest and the return of principal and involve greater risks than higher-grade issues. They are especially subject to adverse changes in general market conditions and in the industries in which the issuers are engaged, to changes in the financial conditions of the issuers and to price fluctuations in response to changes in interest rates.
Risks associated with investing in a bond portfolio include interest rate risk, credit risk, and inflation risk. Increases in interest rates for fixed-income investments also generally affect bond prices, because as interest rates rise, bond prices fall.
Variable annuities are sold by prospectuses, which contain more complete information including fees, contingent deferred sales charges and other costs that may apply.
Contact your registered representative or visit www.nslac.com to obtain current prospectuses. Please read the product and fund prospectuses carefully before you invest or send money. Investors should consider the investment objectives, strategies, risk factors, charges and expenses of the underlying variable portfolios carefully before investing. The fund prospectus contains this and other information about the underlying variable portfolios.
Early withdrawals or surrenders may be subject to surrender charges (contingent deferred sales charges). Withdrawals of taxable amounts are subject to ordinary income tax and, if taken prior to age 59 1/2, a 10 percent federal tax penalty may apply. For tax purposes only, withdrawals will come first from any gain in the contract. Federal and state tax laws in this area are complex and subject to change. Consult your personal tax adviser on all tax matters. Withdrawals will generally reduce the death benefit, Contract Value and any living benefit amount. Guarantees based upon the claims-paying ability of National Security Life and Annuity Company. Guarantees do not apply to the investment performance or account value of the underlying variable portfolios.
National Security Life and Annuity Company is financially responsible for the products it offers. Ohio National Equities, Inc. has no responsibility for the financial condition or contractual obligations of National Security.
Variable annuities are long-term investments designed to accumulate money on a tax-deferred basis for retirement purposes. Upon retirement, variable annuities may pay out an income stream of a series of payments or a lump sum. If you die during the accumulation or payout phase, your beneficiary may be eligible to receive any remaining contract value.
There is no additional tax-deferral benefit for contracts purchased in an Individual Retirement Account (IRA) or other tax-qualified plan because these are already afforded tax-deferred status. An annuity should only be purchased in an IRA or qualified plan if you value some of the other features of the annuity and are willing to incur any additional costs associated with the annuity.
Asset allocation does not assure a profit or protect against a loss in declining markets.
Some portfolios contain different investments than similarly named retail mutual funds offered by the portfolio manager. Investment results may be higher or lower.
Dollar-cost averaging does not guarantee a profit or protect against a loss in a declining market. Dollar-cost averaging involves continuous investing, regardless of fluctuating price levels, and as a result, you should consider your financial ability to continue to invest during periods of low price levels.

[1]	Morgan Stanley Investment Management Inc. does business as Van Kampen in certain circumstances.
Wilshire is a registered service mark of Wilshire Associates, Incorporated, Santa Monica, CA
Wilshire Funds Management uses mathematical and statistical investment processes to allocate assets, select managers and construct portfolios and funds in ways that seek to outperform their specific benchmarks. Past performance does not guarantee future return, and processes used may not achieve the desired results.
The Bristol and Bryton Growth Portfolios, subadvised by Suffolk Capital Management LLC, were added to the models at the request of National Security.
NScore Xtra is issued as Forms NS-02-VA-07.5 and NS-02-VA-07.50 in New York.
NScore Premier is issued as Forms NS-02-VA-07.2 and NS-2-VA-07.2U in New York.
NScore Lite is issued as Forms NS-02-VA-07.10 in New York.
NScore Value is issued as Forms NS-02-VA-07.3 and NS-02-VA-07.3U in New York.
Issued by:
National Security Life and Annuity Company
100 Court Street
Binghamton, NY 13901
www.nslac.com
Administrative Office:
Post Office Box 5363
Cincinnati, OH 45201
877.446.6060
Distributed by:
Ohio National Equities, Inc.
Member FINRA/SIPC
One Financial Way
Cincinnati, OH 45242
513.794.6100
Form 7212-NSLAC Rev. 10-08
SBA081531